Exhibit 10.3

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is dated as of March 13, 2020 by and between Legacy Acquisition Corp. (the “Purchaser”), Legacy Acquisition Sponsor I LLC (the “Sponsor Designee) and Blue Valor Limited, a company incorporated in Hong Kong (the “Seller”).

WHEREAS, the Purchaser, Sponsor Designee and Seller are parties to that certain Redemption Side Letter, dated as of December 2, 2019 (the “Redemption Side Letter”);

WHEREAS, pursuant to the Redemption Side Letter, the Purchaser, Sponsor Designee, and Seller desire to terminate the Redemption Side Letter in accordance with the terms and conditions set forth in this Agreement effective as of the date hereof.

NOW THEREFORE, in consideration of the foregoing premises and the respective agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination. The parties hereby terminate, without any action by or on behalf of the parties and effective as of the date hereof, the Redemption Side Letter. The parties hereby acknowledge that, effective as of the date hereof, the Redemption Side Letter shall be of no further force or effect. Notwithstanding any provision of the Redemption Side Letter, the parties hereby further acknowledge that no provisions of the Redemption Side Letter shall survive termination thereof and that all rights and obligations of the parties thereunder are hereby terminated.

2. Miscellaneous.

(a) This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state. Each party hereto hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement.

(c) The provisions of this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(d) This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

LEGACY ACQUISITION SPONSOR I LLC

By:	/s/ Edwin J. Rigaud
Name: Edwin J. Rigaud
Title: Managing Member

LEGACY ACQUISITION CORP.

By:	/s/ Edwin J. Rigaud
Name: Edwin J. Rigaud
Title: Chairman and Chief Executive Officer

BLUE VALOR LIMITED

By:	/s/ He Shen
Name: He Shen
Title: Authorized Signatory

[Signature Page to Termination Agreement]